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                                                         EXHIBIT 21




                 Subsidiaries of USAir Group, Inc.
                 ---------------------------------

               USAir, Inc.

               Allegheny Airlines, Inc.

               Piedmont Airlines, Inc.

               Jetstream International Airlines, Inc.

               USAir Fuel Corporation

               USAir Leasing and Services, Inc.

               Material Services Company, Inc.



                    Subsidiary of USAir, Inc.
                    -------------------------

               USAM Corp.